UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2020

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
330224167
(IRS Employer Identification No.)

13500 Evening Creek Drive N , Suite 550, San Diego, California 92128
(Address of principal executive offices)

858-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.01 per share
Trading Symbol(s)
IWSY
Name of exchange on which registered
OTCQB Marketplace

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2020, ImageWare Systems, Inc. (the "Company") announced the appointment of its President and Chief Executive Officer, Kristin Taylor, to serve as a director on the Board of Directors (the "Board") of the Company effective May 26, 2020, for a period of one year or until her successor is duly elected and qualified.

In connection with her service on the Board and as an employee director, Ms. Taylor is not entitled to receive any additional compensation. There are no other transactions, or proposed transactions between the Company and Ms. Taylor, or otherwise in which the Company was or is to be a participant, in which Ms. Taylor has a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by the Company, dated May 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   May 27, 2020
By:	/s/ S. James Miller, Jr.

Name: S. James Miller, Jr.
Title: Chair of the Board